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                                                                      EXHIBIT 12

                      RATIOS OF EARNINGS TO FIXED CHARGES

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                                                                                               THIRTY-NINE WEEKS
                                                                                                     ENDED
                                                    FISCAL YEAR ENDED DECEMBER                --------------------
                                       -----------------------------------------------------  SEPT. 27,  SEPT. 28,
                                         1992       1993       1994       1995       1996       1997       1996
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                      (AMOUNTS IN THOUSANDS)
Earnings (loss) from continuing
  operations.........................  $  10,734  $  11,975  $  (2,256) $  11,707  $  18,733  $  19,183  $  12,455
  Add provision for income taxes.....      7,225      7,718     (1,493)     8,126     12,986     13,319      8,655
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                          17,959     19,693     (3,749)    19,833     31,719     32,502     21,110

Fixed Charges:

  Interest...........................      7,964      8,596     12,031     14,635     20,405     21,673     14,317
  Interest factor portion of
    rentals..........................      1,770      2,345      2,851      3,266      3,993      4,220      2,834
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total fixed charges..............      9,734     10,941     14,882     17,901     24,398     25,893     17,151
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
Earnings before income taxes and
  fixed charges......................  $  27,693  $  30,634  $  11,133  $  37,734  $  56,117  $  58,395  $  38,261
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges...       2.85       2.80       0.75       2.11       2.30       2.26       2.23
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
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